EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Highland Transcend Partners I Corp. Receives Expected Notification from NYSE Related to Delayed Quarterly Report

New York – May 28, 2021 – Highland Transcend Partners I Corp. (the “Company”) today announced it received a notice on May 25, 2021 from the New York Stock Exchange (“NYSE”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Section 802.01E of the NYSE Listed Company Manual. The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the NYSE, subject to the Company’s compliance with other applicable continued listing requirements.

As previously disclosed on May 17, 2021 in the Current Report on Form 8-K filed by Highland Transcend Partners I Corp. (the “Company”), on April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

As disclosed in the Current Report on Form 8-K filed by the Company on May 17, 2021, the Company’s management and the Audit Committee of the Company’s board of directors (the “Audit Committee”) concluded that, in light of the Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from October 12, 2020 (inception) through December 31, 2020. The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Amended Annual Report”), which will include the restated audited financial statements of the Company as of December 31, 2020 and for the period from October 12, 2020 (inception) through December 31, 2020. Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended Annual Report and the Quarterly Report as soon as reasonably practicable.

The notice advises that under the NYSE’s rules, the Company will have six months from the filing due date to file its Quarterly Report. The Company can regain compliance with the NYSE listing standards during this six-month period when the Company files its Quarterly Report with the SEC. If the Company fails to file its Quarterly Report within such six-month period, the NYSE may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances. The Company’s securities will remain listed on the NYSE under the symbols “HTPA.U”, “HTPA” and “HTPA.WS” but will have an “LF” indicator to signify late filing status. This indicator will be assigned to the Company’s securities until the Quarterly Report is filed.

About Highland Transcend Partners I Corp.

Highland Transcend Partners I Corp. was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to pursue a target in the disruptive commerce, digital media and services, and enterprise software sectors, with a primary focus on North American and European markets. The Company’s founders include Ian Friedman (Chief Executive Officer and Director), Bob Davis (Executive Chairman), Paul Maeder (Chief Financial Officer) and Dan Nova (Chief Investment Officer).

Cautionary Statement Concerning Forward-Looking Statements

Certain statements made in this release are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the inability to timely prepare and file the Amended Annual Report and the Quarterly Report; (ii) the ability to select an appropriate target business or businesses; (iii) the ability to complete the initial business combination; (iv) the inability to maintain the listing of the Company’s shares on the NYSE; (v) expectations around the performance of the prospective target business or businesses; (vi) success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors following the initial business combination; (vii) changes in applicable laws or regulations; (viii) the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business or in approving the initial business combination; and (ix) the ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Paul Maeder, at paul@highlandtranscend.com